EXHIBIT 10.10

                      Independent Bankers' Bank of Florida

                          ESCROW AND TRANSFER AGREEMENT

     This Escrow and Transfer Agreement ("Agreement") is entered into and effective this 15th day of May 2002, by and between PSB BancGroup, Inc., a Florida corporation (the "Company") and the Independent Bankers' Bank of Florida ("Escrow and Transfer Agent" or "Agent").

                                   WITNESSETH:

     WHEREAS, the Company will solicit holders of warrants ("Warrants") to purchase Company common stock or to sell their Warrants to third parties for $0.25 per Warrant ("Purchase Payment");

     WHEREAS, the Company will solicit prospective investors to purchase Warrants for $0.25 per Warrant and subsequently exercise the purchased Warrants thereby purchasing Company common stock ("Common Stock") for $9.00 per share ("Exercise Payment");

     WHEREAS, such activities and the Company's Prospectus originally contained in a post- effective amendment to a Form SB-2 filed with the Securities and Exchange Commission on May 1, 2002, as subsequently modified ("Prospectus") will be parts of a registered stock offering ("Offering") to commence on the date such amendment is declared effective by the Securities and Exchange Commission;

     WHEREAS, the Company has requested the Escrow and Transfer Agent to serve as the depository for funds representing the Purchase Prices and Exercise Prices, Warrant certificates ("Warrant Certificates"), Warrant Purchase and Exercise Forms ("Purchase Forms") and Warrant Deposit and Sales Forms ("Deposit Forms");

     WHEREAS, the Company has requested the Escrow and Transfer Agent to transfer Warrant Certificates deposited pursuant to, and in accordance with, the terms and conditions contained in the Company's Prospectus; and

     WHEREAS, the Offering will terminate at 5:00 p.m. Eastern Time on September 9, 2002, unless extended by the Company pursuant to its Second Amended and Restated Warrant Plan.

     NOW, THEREFORE, in consideration of the premises and understandings contained herein, the parties agree as follows:

     Section 1. Appointment. The Company hereby appoints and designates the Escrow and Transfer Agent for the purposes set forth herein. The Escrow Agent acknowledges and accepts said appointment and designation. The Company understands that the Escrow and Transfer Agent, by accepting said appointment and designation, in no way endorses the merits of the Offering. The Company agrees to notify any person acting on its behalf that the position of Escrow and Transfer Agent does not constitute such an endorsement, and to prohibit said persons from the use of the Agent's name as an endorser of such offering. The Company further agrees to allow the Escrow and Transfer Agent to review any sales literature in which the Agent's name appears and which is used in connection with such offering.


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     Section 2. Time of Offering. The Offering shall expire at 5:00 p.m. Eastern
Time (the "Close of Business") on September 9, 2002, subject to extension in the sole discretion of the Company at any time before the Close of Business on September 9, 2002. From the date of the Company's Prospectus, and thereafter until the Close of Business on September 9, 2002 (unless extended), the Warrants, Purchase Price and Exercise Price may be deposited on any business day. After the Close of Business on September 9, 2002 (unless extended), the Warrants will become void and of no value.

     Section 3. Acceptance and Rejection of Deposits. Upon receiving a Warrant holder's Warrant Certificate and Deposit Form, the Escrow and Transfer Agent shall determine if the Deposit Form has been properly completed. If the Agent determines that it has not been properly completed, it shall return the Warrant Certificate and Deposit Form to the holder along with a written notice describing the deficiency and instructions on how to resubmit such items. If the Agent determines that the Deposit Form has been properly completed, it shall accept the Warrant Certificate and Deposit Form and hold them in escrow pending a Closing, as described in Section 8.

     Section 4. Rejection of Purchases. Upon receiving an Exercise Payment, Purchase Payment and Purchase Form, the Escrow and Transfer Agent shall determine if the Purchase Form has been properly completed. If the Agent determines that it has not been properly completed, it shall return the Exercise Payment, Purchase Payment and Purchase Form along with a written notice describing the deficiency and instructions on how to resubmit such items. If the Agent determines that the only deficiency is that incorrect funds were included to purchase the number of Warrants and shares of Common Stock indicated on the Purchase Form, the Escrow and Transfer Agent may treat the Purchase Form as if it indicated the nearest number of whole Warrants and shares which could be purchased with the submitted funds and proceed under the provisions of Section 5.

     Section 5. Acceptance of Purchases. If the Escrow and Transfer Agent determines that a Purchase Form has been properly completed, it shall provide the Company with a written notice of the depositor's name and the number of Warrants and shares the depositor has indicated the depositor wishes to purchase. The Company shall then have five business days in which to notify the Escrow and Transfer Agent in writing, whether it will accept the order, in whole or in part. To the extent the Company accepts the order, the Agent shall hold the Purchase Form, Exercise Payment and Purchase Payment in escrow pending a Closing, as described in Section 8. The Agent shall credit the escrow account on the date of receipt for any submitted certified funds and within two business days for any other manner of payment. To the extent the Company rejects an order, the Escrow and Transfer Agent shall return the Exercise Payment and Purchase payment within two business days.

     Section 6. Dishonored Payments. In the event any Exercise Payment or Purchase Payment is dishonored for payment for any reason, the Escrow and Transfer Agent shall orally notify the depositor and the Company as soon as practicable. In such instances, the Agent shall return the Exercise Payment, Purchase Payment and Purchase Form to the depositor within two business days of such payments being dishonored.

     Section 7. Time of Closings. The Escrow and Transfer Agent shall hold a closing immediately before the Close of Business on September 9, 2002 (or at such later date to which the Company may extend the expiration of the Warrants). The Company may also direct the Escrow and Transfer Agent to hold Closings beginning upon its acceptance of Warrant Certificates, Purchase Payments,



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Exercise  Payments,  Deposit Forms and Purchase Forms  representing  Warrants to purchase 55,556 shares of Common Stock and from time to time thereafter.

     Section  8.  Closing  Procedures.   At  each  Closing  (or  thereafter,  as
specified), the Escrow and Transfer Agent shall:

        (i) match orders represented by Deposit Forms and Purchase Forms, on a first- come-first-served basis;

        (ii)    transfer Warrants from depositing Warrant holders to purchasers;

        (iii)   exercise Warrants on purchasers' behalf;

        (iv) remit 7%, or $0.63, of the Exercise Payment to Kendrick, Pierce Securities, Inc. within three business days of each Closing;

        (v) remit gross proceeds of $8.37 to Company together with all accepted and matched Deposit Forms and Purchase Forms within three business days of each Closing;

        (vi) remit Purchase Payments to the depositing Warrant holders within three business days of each Closing;

        (vii) at the final Closing, remit any interest earned on funds held in the escrow account to the Company; and

        (viii) promptly following the final closing, return to the applicable purchasers any funds and Purchase Forms for which Warrants were not available for purchase.

     Section 9. Revocation of Deposit. Pursuant to a notice delivered by the Company to holders of Warrants deposited into the escrow account that have not been allocated for sale to a prospective purchaser, 10 business days prior to the expiration date of the Warrants, such holders will be entitled to revoke their deposits of Warrants into the escrow account, and the Escrow and Transfer Agent shall return such Warrants upon instruction from such holders.

     Section 10. Cancellation. If the exchange activities contemplated by the Offering are canceled by the Company at any time prior to September 9, 2002 (or later, if extended), then the Escrow and Transfer Agent shall promptly remit to each depositor at the address set forth in the Purchase Form, an amount equal to the amount of the Exercise Payment and Purchase Payment thereunder. In such an event, the Agent shall remit any interest earned on escrowed funds to the Company within three business days.

     Section 11. Investment of Funds. Pending disposition of the Exercise Payment and Purchase Payment under this Agreement, the Escrow and Transfer Agent will invest accepted Exercise Payments and Purchase Payments, in $1,000 increments above a maintained balance of $50,000, in overnight repurchase agreement collateralized at 102% with obligations of the United States Treasury or United States Government agencies. These repurchase agreement transactions will earn interest at a market rate to be set by the seller.

     Section 12. Termination of Duties. The obligations as Escrow and Transfer Agent thereunder shall terminate upon the Agent's transferring all funds held hereunder pursuant to the terms of Sections 7, 8, 9 and 10.



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     Section  13.  Manner of  Acting.  The Escrow and  Transfer  Agent  shall be
protected  in  acting  upon  any  written  notice,  request,   waiver,  consent,
certificate, receipt, authorization, or other paper or document which the Agent believes to be genuine and what it purports to be.

     Section 14. Waiver of Liability. The Escrow and Transfer Agent shall not be liable for anything which the Agent may do or refrain from doing in connection with this Agreement, except for the Agent's own negligence or willful misconduct.

     Section 15. Legal Counsel. The Escrow and Transfer Agent may confer with legal counsel in the event of any dispute or questions to the construction of any of the provisions hereof, or the Agent's duties hereunder, and shall incur no liability and shall be fully protect in acting in accordance with the opinions and instructions of such counsel. Any and all expenses and legal fees in this regard will be paid by the Company.

     Section 16. Disputes. In the event of any disagreement between the Company and any other person resulting in adverse claims and demands being made in connection with any funds involved herein or affected hereby, the Agent shall be entitled to refuse to comply with such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any funds then held under this Agreement, and in so doing shall be entitled to continue to refrain from acting until the right of adverse claimants shall have been notified in writing of such agreement signed by the parties thereto. In the event of such disagreement, the Agent may, but need not, tender into the registry or custody of any court of competent jurisdiction in Columbia County, Florida, all money or property in the Agent's possession under the terms of this Agreement, together with such legal proceedings as the agent deems appropriate and thereupon to be discharged form all further duties under this Agreement. The filing of any such legal proceedings shall not deprive the Agent of compensation earned prior to such filing. The Escrow and Transfer Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve the Agent in any cost, expense, loss or liability unless indemnification shall be furnished.

     Section 17. Resignation. The Escrow and Transfer Agent may resign for any reason, upon thirty (30) days written notice to the Company. Upon the expiration of such thirty (30) day notice period, the Escrow Agent shall deliver all funds in possession under this Agreement to any successor Escrow and Transfer Agent appointed by the Company, or if no successor Escrow and Transfer Agent has been appointed, to any court of competent jurisdiction in Columbia County, Florida. Upon either such delivery, the Escrow and Transfer Agent shall be released form any and all liability under this Agreement. A termination under this paragraph shall in no way change the terms of Sections 13 and 18 affecting reimbursement of expenses, indemnity and fees.

     Section 18. Service Charges. The Escrow and Transfer Agent will charge the Company for services hereunder a fee of $1,500.00, plus an additional fee of $5.00 for each check issued, $10.00 for each wire transfer, $5.00 for each e-mail or facsimile transmission and $0.50 for each photocopy necessitated in the performance of duties, with total fees for services not to exceed $3,000.00. All actual expenses and costs incurred by the Agent in performing obligations under this Agreement will be paid by the Company. All fees and expenses shall be paid at the final Closing by the Company. Any subsequent fees and expenses will be paid by the Company upon receipt of invoice.


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     Section 19. Notices to Company and Agent.  All notices,  consents,  waivers and other communications under this Agreement must be in writing, and will be deemed to have been duly given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested); or (iii) five days after mailing by first class mail, postage prepaid, in each case to the appropriate address set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

   PSB BancGroup, Inc.                    Independent Bankers' Bank of Florida
   500 South 1st Street                   615 Crescent Executive Court, Ste. 400
   Lake City, Florida 32025               Lake Mary, Florida 32748
   Attention: Robert W. Woodard           Attention: Michael Martin
   Telephone: (386) 754-0002              Telephone:(407) 541-1620
   Telecopier: (386) 754-0919             Telecopier: (407) 541-1699

     Section 20. Successors. The rights created by this Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon the successors and assigns of the Escrow and Transfer Agent and the parties hereto.

     Section 21. Governing Law. This Agreement shall be construed and enforced according to the laws of the State of Florida and venue for any action hereunder shall lie in Seminole County.

     Section 22. Counterparts. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

     Section 23. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the transactions described herein and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto.

     Section 24. Severability. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provision shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

     Section 25. Internal Revenue Service. The Company shall provide the Escrow and Transfer Agent with its Employer Identification Number as assigned by the Internal Revenue Service. Additionally, the Company shall complete and return to the Escrow and Transfer Agent any and all tax forms or reports required to be maintained or obtained by the Escrow and Transfer Agent.

     Section 26. Consent to Filing. The authorized signature of the Escrow and Transfer Agent hereto is consent that a signed copy hereof may be filed with the various regulatory authorities of the State of Florida and with any Federal Government agencies or regulatory authorities.




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     IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year first written above.

                                 PSB BANCGROUP, INC.
                                 Address:          500 South 1st Street, Suite 1
                                                   Lake City, Florida 32025
                                 Fax:              (386) 754-0919
                                 Phone:            (386) 754-0002

                                 By: /s/Robert W. Woodard
                                        Robert W. Woodard
                                        President and Chief Executive Officer


                                 INDEPENDENT BANKERS' BANK OF FLORIDA
                                 Address:          615 Crescent Executive Court
                                                   Suite 400
                                                   Lake Mary, Florida 32746-2109
                                 Fax:              (407) 541-1663
                                 Phone:            (407) 541-1620


                                 By: /s/ Michael Martin
                                       Michael Martin
                                       Vice President







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